                                                                 EXHIBIT 10.36


                           *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


 March 19, 1996


 Mr. Robin Johnson, CEO
 Infoseek Corporation
 2620 Augustine Drive, Suite 250
 Santa Clara, CA 95054

 Dear Mr. Johnson:

 This shall serve as a letter of intent ("Agreement in Principle") by and between Infoseek Corporation ("Infoseek") and HNC Software Inc. ("HNC") wherein the parties wish to set forth the terms and conditions whereby they propose to establish a cooperation agreement with respect to the use of HNC's proprietary SelectCast(TM) intelligent advertising server product in the Infoseek environment.

 The parties acknowledge their agreement and understanding that this Agreement in Principle has been prepared to set forth the basic terms and conditions under which the parties propose to enter into a definitive written agreement (the "Definitive Agreement") providing for the parties to jointly cooperate with respect to the development and marketing of a version of SelectCast to be used in the Infoseek environment. In connection therewith, both parties will cooperate with each other and use their respective reasonable best efforts to negotiate, prepare, and execute a Definitive Agreement as soon as reasonably practicable, but no later than April 30, 1996.

 As such, the parties agree as follows:

 1. Development. The parties shall, in good faith, develop an outline of the project to be undertaken hereunder within five (5) days of the Effective Date.

 2. Exclusivity. During the term of this Agreement in Principle, Infoseek shall not contract, engage, or otherwise work with, any other parties with respect to the development, use, and/or operation of a system similar and/or competitive with SelectCast. Similarly, HNC shall not, during the term of this Agreement in Principle, contract, engage, or otherwise work with, any other parties with respect to the development, use, and/or operation of a system [ ] SelectCast
*[                            ].

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                                                                     Page 1 of 5

*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION

 3. Compensation. Infoseek shall compensate HNC with respect to HNC's *performance hereunder, at a rate of [ ] of HNC's standard time and materials rates, which are detailed in Exhibit 1 hereto, up to a maximum cumulative *amount of [ ]. A preliminary analysis of the scope of phase 1 of the deliverables indicates that this amount should be sufficient to deliver the phase 1 version of the system. Said maximum cumulative amount may only be increased upon the prior written agreement of Infoseek. HNC shall invoice Infoseek in the manner and at the address indicated in Exhibit 2 hereto. Each party shall be responsible for payment of its own travel expenses with respect to its respective performance hereunder.

 4. Public Disclosure; Confidential Information. The parties acknowledge that concurrently with the execution of this Agreement in Principle, they have executed a Mutual Confidentiality and Non-Disclosure Agreement (the "Non-Disclosure Agreement") with respect to the exchange of confidential information pursuant to the undertaking described in this Agreement in Principle. Neither party shall make any public disclosure with respect to the subject matter of this Agreement in Principle without the prior written consent of the other party, such consent shall not be unreasonably withheld.

 5. Term and Termination. This Agreement in Principle shall remain in effect until the Definitive Agreement is executed or May 31, 1996, whichever comes first. In any event, this Agreement in Principle may be earlier terminated by either party for any reason upon at least thirty (30) days prior written notice to the other party. In the event of any termination of this Agreement in Principle, Infoseek shall pay HNC for any time and materials expenses accrued and payable to HNC up through the effective date of termination.

 It is understood that this Agreement in Principle does not contain all matters to be contained in the Definitive Agreement, which the parties shall undertake to negotiate in accordance with this Agreement in Principle. As such, the parties acknowledge that the terms of the Definitive Agreement are not yet agreed, and there are no contractual and/or enforceable terms with respect thereof in existence at the present. Notwithstanding the two preceding sentences of this paragraph, the provisions of sections 2, 3, 4, and 5 of this Agreement in Principle and the provisions of the Non-Disclosure Agreement shall constitute a binding agreement of the parties unless and until such are superseded by the Definitive Agreement.

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 Confidential and Proprietary Information                           Page 2 of 5

* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

If the foregoing accurately summarizes our understanding, we request that Infoseek approve this Agreement in Principle and evidence such approval by causing the enclosed copy of this Agreement in Principle to be signed on its behalf, dated and returned to HNC whereupon this Agreement in Principle shall become effective. This Agreement in Principle may be executed in counterparts, all of which together shall constitute one and the same agreement.

Sincerely,                                           AGREED:

HNC SOFTWARE INC.                                    INFOSEEK


                                                     By:
                                                        ------------------------
Michael A. Thiemann                                     Robin Johnson
Executive Vice President                                Chief Executive Officer


                                                     Date Signed:
                                                                 ---------------
                                                     "Effective Date"

Confidential and Proprietary Information                             Page 3 of 5

                                    EXHIBIT 1

                            TIME AND MATERIALS RATES

 The following table reflects HNC standard time and materials hourly rates as well as the time and materials hourly rates to be paid to HNC by Infoseek in accordance with this Agreement in Principle.

 -------------------------------------------------------------------------------
 JOB TITLE                    HNC STANDARD HOURLY      DISCOUNTED HOURLY LABOR
                                  LABOR RATE           RATE IN ACCORDANCE WITH
                                                     SECTION 3 OF THIS AGREEMENT
                                                             IN PRINCIPLE

 -------------------------------------------------------------------------------
*Corporate Officer                   [ ]                        [ ]
 -------------------------------------------------------------------------------
*Director                            [ ]                        [ ]
 -------------------------------------------------------------------------------
*Manager                             [ ]                        [ ]
 -------------------------------------------------------------------------------
*Senior Staff Scientist              [ ]                        [ ]
 -------------------------------------------------------------------------------
*Staff Scientist                     [ ]                        [ ]
 -------------------------------------------------------------------------------
*Software Engineer                   [ ]                        [ ]
 -------------------------------------------------------------------------------
*Administrative Support              [ ]                        [ ]
 -------------------------------------------------------------------------------

 TRAVEL-RELATED EXPENSES

 As indicated in Section 3 of the Agreement in Principle, each party shall be responsible for bearing its own travel-related expenses with respect to its respective performance hereunder.

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Confidential and Proprietary Information

*  CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION


Page 4 of 5
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                                    EXHIBIT 2

                                  PAYMENT TERMS

1. Monthly Invoicing. HNC shall invoice Infoseek on a monthly basis with respect to time and materials charges incurred by HNC during the previous calendar month. Said billings shall be in accordance with the rates set forth in Exhibit
1. Such invoices shall be due and payable net thirty (30) days from date of receipt by Infoseek. Unless otherwise advised in writing by Infoseek, HNC shall direct all such invoices to Infoseek at the following address:

                  Infoseek
                  Attention: ________________________________
                  Street Address: ___________________________
                  City/State/Zip: ___________________________
                  Telephone: (___) __________________________
                  Fax: (___) ________________________________

2. Taxes. All payments by Infoseek to HNC under this Agreement in Principle for any fees will be exclusive of any sales, use, service, value added or withholding taxes, or any other levy, tariff, duty or tax of any kind whatsoever imposed by any governmental authority with respect to the services rendered or expenses incurred by HNC hereunder (other than a tax imposed upon HNC's income). Infoseek agrees to pay, within thirty (30) days of receipt of the applicable HNC invoices, any such tax whenever such tax is imposed by a governmental authority.

3. Late Fees. Any payment due to HNC hereunder that remains unpaid for more than thirty (30) days after the date such payment is due to HNC hereunder is subject to a one and one-half (1-1/2%) percent per month late fee.

Confidential and Proprietary Information                             Page 5 of 5